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                                                                 Exhibit 23.1.1.

                  SUPPLEMENTAL CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Registration Statements No. 333-33556, No. 333-41062, No. 333-55072 and No. 333- 66654 of Generex
Biotechnology Corporation and Subsidiaries (the Company) on Amendment No. 1 to Form S-3, Amendment No. 1 to Form S-3, Form S-8 and Form S-8 respectively, of our report dated October 2, 2001 appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2001.


/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP

Toronto, Ontario
November 26, 2001